[GRAPHIC OMITTED]

                               THE STATE OF TEXAS
                               SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF

                      RESTAURANT TEAMS INTERNATIONAL, INC.
                          FORMERLY: FRESH'N LITE, INC.
                             CHARTER NO. 1371543-0


The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.


ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this certificate of Amendment.

Dated:         September 16, 1998

Effective:     September 16, 1998






[GRAPHIC OF THE STATE OF
 TEXAS SEAL OMITTED]




                                             /s/ Alberto R. Gonzales
                                                 -------------------------------
                                                 Alberto R. Gonzales
                                                 Secretary of State